EXHIBIT 5

BECKMAN, MILLMAN & SANDERS, LLP
       Attorneys At Law

                                             116 John Street, New York, NY 10036

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                                                Telephone: (212)406-4700
                                                Telecopier (212)406-3750

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                                                   Hungary Office
                                                   VACI UTCA   18
                                                1052 Budapest, Hungary
                                                Telephone: (361) 266-5987

October 13, 1998

Alchemy Holdings, Inc.
3025 N.E. 188th Street
Miami, Florida 33180

Gentlemen:

                  We refer to the registration Statement on Form S-8 (the "Registration Statement") to be filed by Alchemy Holdings, Inc. (The "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 265,000 shares of the common stock of the Company, par value $.001 per share (the "Shares"), which may be issued to employees of the Company pursuant to its Employee Stock Payment Plan ("Plan") adopted by your Board of Directors on January 2, 1998.

                  As special counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares pursuant to the Plan, and that the Shares being registered pursuant to the Registration Statement, when issued under the Plan, in accordance with the terms of the Plan, will be duly authorized, legally issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                              BECKMAN, MILLMAN & SANDERS, LLP

                                              BY:
                                                           Steven A. Sanders